CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS





As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 30, 1998 included in Hospitality Worldwide Services,, Inc.'s Form 10-K for the year ended December 31, 1997 and to all references to our Firm included in this Registration Statement.



                                                       /s/ Arthur Andersen LLP

                                                       Arthur Andersen LLP

New York, New York
November 16, 1998